UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2019, at the 2019 annual meeting of stockholders of Altus Midstream Company (“Altus” or the “Company”), the Company’s stockholders voted to approve the Company’s 2019 Omnibus Compensation Plan (the “Omnibus Compensation Plan”). The Omnibus Compensation Plan was adopted by the Company’s Board of Directors (the “Board”) and recommended to the Company’s stockholders on February 12, 2019. The maximum aggregate number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), that may be granted for any and all awards under the Omnibus Compensation Plan shall not exceed 11,239,395 shares of Class A Common Stock. The compensation committee of the Board is charged with the administration of the Omnibus Compensation Plan.

The foregoing description of the Omnibus Compensation Plan is qualified in its entirety by reference to the Omnibus Compensation Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On May 30, 2019, the Company’s Deferred Delivery Plan (the “Deferred Delivery Plan”) became effective. The Deferred Delivery Plan allows certain key employees of Altus and its affiliates to defer income from restricted stock units granted under the Omnibus Compensation Plan in the form of deferred units. Each deferred unit is equivalent to one share of Class A Common Stock and accrues earnings equal to dividends paid on Class A Common Stock. Distributions from the Deferred Delivery Plan are generally made, at the election of the participant, beginning five years from the date of deferral or upon termination of employment.

The foregoing description of the Deferred Delivery Plan is qualified in its entirety by reference to the Deferred Delivery Plan, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Altus, held on May 30, 2019, there were 74,929,305 shares of Class A Common Stock and 250,000,000 shares of the Company’s Class C common stock, par value $0.0001 per share, eligible to vote, of which 308,857,611 shares, or 95.05 percent, were voted.

The matters voted upon, the number of votes cast for, against, or withheld, as applicable, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

•	The following nominees for directors were elected to serve one-year terms expiring at the 2020 annual meeting of stockholders, by a plurality of shares voted:

Nominee	For	Withheld	Broker Non-Votes
Mark Borer	303,313,076	699,512	4,845,023
Robert W. Bourne	298,221,408	5,791,180	4,845,023
Clay Bretches	298,224,408	5,788,180	4,845,023
Staci L. Burns	298,221,930	5,790,658	4,845,023
C. Doug Johnson	303,313,076	699,512	4,845,023
D. Mark Leland	303,221,727	790,861	4,845,023
Kevin S. McCarthy	298,183,108	5,829,480	4,845,023
W. Mark Meyer	296,731,463	7,281,125	4,845,023
Robert S. Purgason	296,690,513	7,322,075	4,845,023
Ben C. Rodgers	298,125,809	5,886,779	4,845,023
Jon W. Sauer	296,731,463	7,281,125	4,845,023

•	The appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2019 was ratified by the majority of shares voted:

For	Against	Abstentions	Broker Non-Votes
308,809,804	7,007	40,800	0

•	The Omnibus Compensation Plan was approved by the majority of shares voted:

For	Against	Abstentions	Broker Non-Votes
293,744,979	10,209,323	58,286	4,845,023

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Altus Midstream Company 2019 Omnibus Compensation Plan.

10.2	Altus Midstream Company Deferred Delivery Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: May 31, 2019	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary